Exhibit 10.1

ASSET AND SHARE PURCHASE AGREEMENT

THIS AGREEMENT dated for reference the 8th day of February, 2010.

AMONG:

MARK SNYDER, a person residing in the State of California with an office at 12900 Brookprinter PL, #200, Poway CA 92064

(herein called “Vendor”)

AND:

GLOBAL SOLAR WATER POWER SYSTEMS, a corporation existing under the laws of California with its principal office at #105, 2500 Sweetwater Springs Blvd, Spring Valley California, USA

(herein called “GSWPS”)

AND:

ENERTOPIA CORP., a corporation existing under the laws of the State of Nevada with its executive office at 950 – 1130 West Pender Street, Vancouver BC Canada

(herein called “Purchaser”or “GLCP”)

WHEREAS:

A. GSWPS owns technology invented and developed by the Vendor, the rights of which have been legally assigned from the Vendor to GSWPS, for the design and manufacturing of water filtration equipment and processes that uses mechanical, membrane, ultra violet and/or reverse osmosis components COMBINED with solar photo voltaic panels that passively track the sun without themselves consuming any electricity (such solar powered filtration equipment herein called the “Products”).

B. GSWPS has on or about January 19, 2010 entered a Letter of Intent with the Purchaser wherein the Purchaser may purchase up to 20% equitable interest in the Vendor if certain terms and conditions are met (the “LOI”).

C. The Purchaser and GSWPS have on or about February 2 entered a definitive agreement wherein the Purchaser will act as GSWPS’s exclusive sales and marketing representative for the continent of Africa and non exclusive sales and marketing representative for the rest of the world excluding at this time Iraq, to market and sell the Products on a commission basis (the “Sales Agreement”).

D. GSWPS has exactly 100,000 common shares of equity issued and outstanding in total, all 100,000 of which are shares currently held without encumbrance by the Vendor. E. GSWPS hereby agrees and does not and will not raise any objection to, each of the Sections of this Agreement, including that GSWPS agrees to it proportionate sale of any IP rights it may have or may acquire in connection with the Products the Purchaser, and confirms the receipt of $1.00 payment from the Purchaser for this IP rights sale.

A. The Vendor has agreed to sell and the Purchaser has agreed to purchase, in stages, up to 20% of the Global Solar Water Power Systems common shares (the “Purchased Asset”);

B. The Purchase Price for the first 10% (half of the 20% interest available) Purchased Asset will be cash payments, deferred commission payments and payments of GLCP common stock payable by:

a.	the issuance of 500,000 restricted shares of common stock of GLCP at a deemed price of US $0.20 per share, payable within 10 days of signing this Agreement; and,

b.

cash payments and/or deferred commissions totalling $150,000 paid a minimum of $3,500 per month, first and last month’s payment previously made as of executing the Letter of Intent and as explained more fully in Section (4), below.

C. The Purchase Price for the second 10% (half of the 20% interest available) Purchased Asset will be cash payments, deferred commission payments and payment of GLCP common stock payable by:

a.	at any time up to December 31, 2011, the issuance of 500,000 restricted shares of common stock of GLCP; and,

b.	cash payments and/or deferred commissions totalling $250,000 paid a minimum of $3,500 per month and beginning not later than December 31, 2011, and as explained more fully in Section (4), below.

D. Upon signing this Agreement, Vendor and GSWPS each agrees to allow Purchaser, as a minority interest owner, the use of certain IP Rights of the Products. Such rights specifically prohibit the Purchaser from using the Products or IP Rights in any manner which might damage the Vendor GSWPS or the Vendor’s or GSWPS’s business or the Vendor’s or GSWPS’s current use and future modification of the Products.

NOW THEREFORE in consideration of the premises and the respective covenants, agreements representations, warranties and indemnities of the parties herein contained and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged) the parties hereto covenant and agree as follows:

1.	DEFINED TERMS

1.1

For the purposes of this Agreement, unless the context otherwise requires, the following terms will have the respective meanings set out below and grammatical variations of such terms will have corresponding meanings:

(a)	“Affiliate” has the meaning given to that term in the Securities Act of 1933, as amended, and the Rules and Regulations of the Securities and Exchange Commissions promulgated thereunder;

(b)	“Business Day” means any day which is not a Saturday, Sunday or statutory holiday in the United States and/or Canada;

(c)	“Closing” means the completion of the transactions contemplated in this Asset Purchase Agreement;

(d)	“Closing Date” means February 17, 2010, or such other date as the Vendor and GSWPS and the Purchaser may mutually determine;

(e)	“Contract” means any agreement, indenture, contract, lease, deed of trust, license, option, instrument or other commitment, whether written or oral;

(f)

“Encumbrance” means any encumbrance, lien, charge, hypothec, pledge, mortgage, title retention agreement, security interest of any nature, adverse claim, exception, reservation, easement, right of occupation, any matter capable of registration against title, option, right of pre-emption, privilege or any Contract to create any of the foregoing;

(g)

”Licenses” means all licenses, permits, approvals, consents, certificates, registrations and authorizations (whether governmental, regulatory, or otherwise) required for the conduct in the ordinary course of the uses to which the Assets have been put;

(h)

“Losses” means, in respect of any matter, all claims, demands, proceedings, losses, damages, liabilities, deficiencies, costs and expenses (including, without limitation, all legal and other professional fees and disbursements, interest, penalties and amounts paid in settlement) arising directly or indirectly as a consequence of such matter and actually incurred by a party entitled to be indemnified hereunder, net of (i) any tax adjustments, benefits, savings or reductions to which such indemnified party is entitled resulting from such matter, and (ii) any insurance proceeds, in either case to which such indemnified party is entitled by virtue of such claims, demands, proceedings, losses, damages, liabilities, deficiencies, costs and expenses;

(i)	“Purchased Asset” means the IP of GSWPS and the Vendor AND the common shares of GSWPS owned by the Vendor;

(j)	“Purchase Price” means the aggregate sum payable by the Purchaser to the Vendor for the Purchased Asset.

1.2	Currency. Unless otherwise indicated, all dollar amounts in this Agreement are expressed in United States funds.

1.3

Sections and Headings. The division of this Agreement into Articles, sections and subsections and the insertion of headings are for convenience of reference only and will not affect the interpretation of this Agreement. Unless otherwise indicated, any reference in this Agreement to an Article, section, subsection or Schedule refers to the specified Article, section or subsection of or Schedule to this Agreement.

1.4

Number, Gender and Persons. In this Agreement, words importing the singular number only will include the plural and vice versa, words importing gender will include all genders and words importing persons will include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind whatsoever.

1.5

Accounting Principles. Except as otherwise stated, any reference in this Agreement to generally accepted accounting principles refers to generally accepted accounting principles (“GAAP”) that have been established in the United States of America, including those approved from time to time by the American Institute of Certified Public Accountants or any successor body thereto.

1.6

Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as herein provided.

1.7	Time of Essence. Time will be of the essence of this Agreement.

1.8

Applicable Law. This Agreement will be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties will be governed by, the laws of California. All claim demands, disputes, controversies, differences, or misunderstandings between the Parties relating to this Agreement shall be settled by arbitration before one arbitrator to be appointed in accordance with the California Arbitration Act (CAA), Code of Civil Procedure Sections 1280 et seq, such proceeding to be held in California but not in San Diego County in the English language and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

1.9

Amendments and Waivers. No amendment or waiver of any provision of this Agreement will be binding on either party unless consented to in writing by such party. No waiver of any provision of this Agreement will constitute a waiver of any other provision, nor will any waiver constitute a continuing waiver unless otherwise provided.

1.10

Adjustments for Stock Splits, Etc.. Wherever in this Agreement there is a reference to a specific number of common shares of stock, then, upon the occurrence of any subdivision, combination or stock dividend of such stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

1.11	Schedules. The following Schedules are attached to and form part of this Agreement: All terms defined in the body of this Agreement will have the same meaning in the Schedule attached hereto

Schedule 1	Description of Purchased Asset
Schedule 2	Consents
Schedule 3	Share Purchase Agreement

2.	PURCHASE AND SALE

2.1

Subject to the terms and conditions of this Agreement, effective as at the Closing Date the Vendor will sell, transfer, and assign to the Purchaser and the Purchaser agrees to purchase from the Vendor, the first proportionate tranche of the Purchased Asset as determined by the proportion of cash and common stock delivered to the Vendor as of the Closing Date, free and clear of all Encumbrances.

3.	PURCHASE PRICE AND ALLOCATION

3.1

The total Purchase Price payable by the Purchaser to the Vendor for the Purchased Asset shall consist of 1,000,000 shares of restricted common stock of GLCP (the “Purchase Shares”) as well as $400,000 in cash payments, all to be made in a number of payments as defined in Section (4). Four times each year, the Vendor will issue to the Purchaser the additional fractional interest of the Purchased Asset as per the proportionate fraction of the Purchase Price that has been received to each respective quarterly date and as described more fully in Section (6), below. In any case, this Agreement shall take effect on the day it is executed by both Parties.

4.	PAYMENT OF THE PURCHASE PRICE

4.1	The Purchase Price is hereby allocated as follows:

(a)	For the first 10% (10,000 shares of GSWPS) the price is $250,000 in total, comprised of $100,000 shares of common stock of GLCP (500,000 shares x $0.20 each) plus $150,000 cash payments.

Since $250,000 / 100 = $2,500;
and since 100% / 100 = 1%;
and since 10,000 common shares of GSWPS / 100 = 100 common shares of GSWPS; then it follows that for each $2,500 payment of cash or GLCP stock paid by the Purchaser to the Vendore, the Purchaser is entitled to receive from the Vendor, 100 common shares of GSWPS.

(b)	For the second 10% (10,000 shares of GSWPS) the price is $250,000 cash payments PLUS $100,000 shares of common stock of GLCP (500,000 shares x $0.20 each)

Since $350,000 / 100 = $3,500;
and since 100% /100 = 1%;
and since 10,000 common shares of GSWPS / 100 = 100 common shares of GSWPS, then it follows that for each $3,500 payment of cash or GLCP stock paid by the
Purchaser to the Vendor, the Purchaser is entitled to receive from the Vendor, 100 common shares of GSWPS.

4.2	The Purchase Price is understood to be paid by the Purchaser and received by the Vendor in a number of payments that include:

(a)

Minimum $3,500 paid by the Purchaser, or at the Purchser’s exclusive option more than $3,500 per month at any time and multiple times, to the Vendor each month until the total Purchase Price is paid in full, and;

(b)	First and last month’s payments acknowledged to having been paid and received prior to executing this Agreement, and;

(c)

500,000 shares of the purchaser valued at 20 cents per share (deemed value $100,000) to be issued to the Vendor and credited against the outstanding balance of $250,000 payable to the Vendor prior to the Closing Date, and;

(d)	Purchaser will remit 80% of the profit Distributions as referred to below in Section.(5), below, and;

(e)

if Enertopia completes any IPO or equity financing during 2010 and 2011 of more than $100,000 in any individual instance, then it shall remit to Vendor 5% of the net IPO or financing amount as payment first against any balance then owing of the first 10% ownership of the Purchased Asset, or second and at its exclusive option, of the second 10% ownership of the Purchased Asset.

5.	MINORITY OWNER PROFIT DISTRIBUTIONS

5.1

GSWPS will remit to the Purchaser not later than 55 days of each fiscal quarter end and based upon the quarterly financial statements that are delivered to the Purchaser not more than 40 days after each fiscal quarter end, that proportion of estimated after tax profit for each quarter (the “Distributions”) SUBJECT TO:

(a)	retentions and completed contracts using cash accrual method, and;

(b)	fully completed contracts (not estimated income), and;

(c)

proportionate Distribution in relation to proportion of Purchase Price paid (Example: If Purchaser has paid $125,000 of the total $250,000 due as of a particular quarter end, then the Distribution of profits for that quarter that Purchaser will receive is $125,000 / $250,000 x 10% = 5% of net profits), and;

(d)	for the purposes of calculating the Distributions, proportions due shall be rounded to the nearest 1/10th of one percentage point every quarter, and;

(e)

until such time as the full $250,000 for the first 10% ownership of the Purchased Asset has been paid in full, Enertopia will remit to Vendor, 80% of the amount above in Section (5.1.(c)), within 15 days of having received same from GSWPS, as accelerated payment of and credited towards the Purchase Price, and;

(f)

at such time that Payment in full has been received by the Vendor for the Purchased Asset, GSWPS shall be obligated to continue making the Distribution payments to the Purchaser without exception, each and every quarter, and the Purchaser will at that time be relieved of the obligation described in Section (5.1.(e)).

6.	DELIVERY OF GSWPS COMMON SHARES TO THE PURCHASER

6.1

Purchaser has certain obligations and options to pay the Vendor as fully described in Section 4. As of the date that is each fiscal quarter end, the Vendor and Puchaser shall agree on an accounting of the amount that has been paid during the most recent quarter, and if for the first 10% Purchased Assets, the Vendor shall transfer to the Purchaser 100 common shares of GSWPS for each $2,500 the Vendor has received; and if for the second 10% Purchased Assets, the Vendor shall transfer to the Purchaser 100 common shares of GSWPS for each $3,500 the Vendor has received.

6.2	The common shares delivered as per the calculation in Section 6.1 shall be not later than 30 days following the end of the fiscal quarter.

6.3

The cumulative total calculation of all such calculations made in Section 6.1 shall serve as the basis for calculating the Distributions for the subsequent fiscal quarter described in Section 5 of this Agreement.

7.	ENERTOPIA COMMON SHARES

7.1

The Vendor acknowledges that the Enertopia common shares issued pursuant to the terms and conditions set forth in this Agreement will have such hold periods as are required under applicable securities laws and as a result may not be sold, transferred or otherwise disposed, except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in each case only in accordance with all applicable securities laws.

7.2

The vendor acknowledges and agrees that the Enertopia common shares are being issued pursuant to an exemption from the prospectus and registration requirements of the Securities Act. As required by applicable securities law, the Vendor agrees to abide by all applicable resale restrictions and hold periods imposed by all applicable securities legislation. All certificates representing the Enertopia common shares issued on Closing will be endorsed with substantially one of the following legends pursuant to the Securities Act in order to reflect the fact that the Enertopia common shares will be issued pursuant to an exemption from the registration requirements of the Securities Act:

(a)	For those not resident in the United States:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

(b)	For those who ARE resident in the United States:

“NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

8.	CLOSING, POSSESSION, AND NO ADJUSTMENTS

8.1

The Closing will take place on February 17, 2010 at 11:00AM (PST), on the Closing Date at the offices of the Purchaser, or at such other place, date, and time as may be mutually agreed upon by the parties hereto.

8.2	The Vendor will deliver possession of the Purchased Asset, free of any other claim to possession and any tenancies, to the Purchaser not more than 10 business days after the Closing Date.

8.3

Provided that there has been no material misrepresentation on the part of the parties to this agreement and all of their respective obligations under this Agreement have been fulfilled, there will be no adjustment of the Purchase Price for any reason whatsoever.

9.	REPRESENTATIONS AND WARRANTIES OF THE VENDOR

9.1

The Vendor represents and warrants to the Purchaser, with the intent that the Purchaser will rely thereon in entering into this Agreement and in concluding the transactions contemplated hereby, as follows:

(a)

the execution and delivery of this Agreement and the completion of the transaction contemplated hereby are duly and validly authorized by the Vendor, and this Agreement constitutes a valid and binding obligation of the Vendor enforceable against the Vendor in accordance with its terms; except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction;

(b)

except as will be remedied by the consents, approvals, releases, and discharges described in Schedule 3 - Consents attached hereto, neither the execution and delivery of this Agreement nor the performance of the Vendor’s obligations hereunder will:

(i)

violate or constitute default under any order, decree, judgment, statute, by-law, rule, regulation, or restriction applicable to the Vendor, the Purchased Asset, or any contract, agreement, instrument, covenant, mortgage, or security, to which the Vendor is a party or which are binding upon the Vendor,

(ii)	to the knowledge of the Vendor, result in any fees, duties, taxes, assessments, penalties or other amounts becoming due or payable by the Purchaser under any sales tax legislation. .

(iii)	give rise to the creation or imposition of any Encumbrance on the Purchased Asset,

(iv)	violate or constitute default under any license, permit, approval, consent or authorization held by the Vendor, or

(v)	violate or trigger any liability on behalf of the Purchaser pursuant to any legislation governing the sale of the Purchased Asset by the Vendor.

(c)	the Vendor owns and possesses and has good and marketable title to the Purchased Asset free and clear of all Encumbrances of every kind and nature whatsoever;

(d)	the Vendor does not have any indebtedness in excess of $10,000.00 which might by operation of law or otherwise now or hereafter constitute an Encumbrance upon the Purchased Asset;

(e)

no person other than the Purchaser has any written or oral agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase or acquisition from the Vendor of the Purchased Asset;

(f)

except as otherwise provided herein, this Agreement discloses all contracts, engagements, and commitments, whether oral or written, relating to the Purchased Asset including in particular contracts, engagements, and commitments:

(i)	out of the ordinary course of business,

(ii)	which entail the payment of in excess of $10,000.00 during any one year period,

(iii)	respecting ownership of or title to any interest or claim in or to any real or personal property making up the Purchased Asset,

(iv)

respecting any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other person except for cheques endorsed for collection in the ordinary course of the business;

(v)

any confidentiality, secrecy or non-disclosure contract, (whether the Vendor is a beneficiary or obligant thereunder) relating to any proprietary or confidential information or any non-competition or similar contract;

(vi)

there has not been any default in any obligation or liability in respect of said contracts, engagements, or commitments by the Vendor and the Vendor has performed all of the material obligations required to be performed by it and is entitled to all benefits under any contracts;

(vii)	there has not been any amendment, modification, variation, surrender, or release of said contracts, engagements, and commitments; and

(viii)

each of said contracts, engagements, and commitments is in good standing and in full force and effect and the Vendor has performed all of the material obligations required to be performed by it and is entitled to all benefits thereunder, and is not in default or alleged to be in default in respect of any material contract or any other contracts, engagements or commitments provided for in this Agreement, to which the Vendor is a party or by which it is bound;

(g)

all material Licenses required for the uses to which the Purchased Asset have been put have been obtained and are in good standing and such conduct and uses are in compliance in all material respects with such licenses and permits and with all laws, zoning and other bylaws, building and other restrictions, rules, regulations, and ordinances applicable to the Purchased Asset and neither the execution and delivery of this Agreement nor the completion of the purchase and sale hereby contemplated will give any person the right to terminate or cancel the said licenses or permits or affect such compliance;

(h)

there are no actions, suits, proceedings, investigations, complaints, orders, directives, or notices of defect or noncompliance by or before any court, governmental or domestic commission, department, board, tribunal, or authority, or administrative, licensing, or regulatory agency, body, or officer issued, pending, or to the best of the Vendor’s knowledge threatened against or affecting the Vendor or in respect of the Purchased Asset;

(i)

there is no requirement applicable to the Vendor to make any filing with, give any notice to or to obtain any license, permit, certificate, registration, authorization, consent or approval of, any governmental or regulatory authority as a condition to the lawful consummation of the transactions contemplated by this Agreement, except for the filings, notifications, licenses, permits, certificates, registrations, consents and approvals described in Schedule 3 - Consents, or that relate solely to the identity of the Purchaser or the nature of any business carried on by the Purchaser except for the notifications, consents and approvals described in Schedule 3 - Consents;

(j)

Vendor has filed or caused to be filed all material tax returns of Vendor which have become due (taking into account valid extensions of time to file) prior to the date hereof, such returns are accurate and complete in all material respects and Vendor has paid or caused to be paid all taxes due, in each case to the extent Purchaser would incur liability for Vendor’s failure to file such returns or pay such taxes. There are no outstanding tax liens that have been filed by any tax authority against the Purchased Asset. No claims are being asserted in writing with respect to any taxes relating to the Vendor’s business for which Purchaser reasonably could be held liable and Vendor knows of no basis for the assertion of any such claim;

(k)

the Vendor has never received any notice of or been prosecuted for non-compliance with any Environmental Laws, nor has the Vendor settled any allegation of non-compliance short of prosecution. There are no orders or directions relating to environmental matters requiring any work, repairs or construction or capital expenditures to be made with respect to the Purchased Asset, nor has the Vendor received notice of any of the same;

(l)

Intellectual Property is all registered or pending Intellectual Property (including particulars of registration or application for registration, continuances, or PCT’s) and all licenses, registered user agreements and other contracts that comprise or relate to Intellectual Property. The Intellectual Property comprises all trade or brand names, business names, trade marks, service marks, copyrights, patents, trade secrets, know-how, inventions, designs and other industrial or intellectual property necessary for use with the Assets. The Vendor is a beneficial owner of the Intellectual Property, free and clear of all Encumbrances, and is not a party to or bound by any contract or any other obligation whatsoever that limits or impairs its ability to sell, transfer, assign or convey, or that otherwise affects, the Intellectual Property. No person has been granted any exclusive interest in or exclusive right to use all or any portion of the Intellectual Property. The use of the Assets does not infringe upon the industrial or intellectual property rights, domestic or foreign, of any other person. The Vendor is not aware of a claim of any infringement or breach of any industrial or intellectual property rights of any other person, nor has the Vendor received any notice that the use of the Assets, including the use of the Intellectual Property, infringes upon or breaches any industrial or intellectual property rights of any other person, and the Vendor, after due inquiry, has no knowledge of any infringement or violation of any of its rights in the Intellectual Property. The Vendor is not aware of any state of facts that casts doubt on the validity or enforceability of any of the Intellectual Property. The Vendor has provided to the Purchaser a true and complete copy of all contracts and amendments thereto that comprise or relate to the Intellectual Property; and

(m)

there are no liabilities of the Vendor or its associates or Affiliates, whether or not accrued and whether or not determined or determinable, in respect of which the Purchaser may become liable on or after the Closing Date; and

(n)	Vendor will not interfere with, delay or prevent in his capacity as executive of or major owner of GSWPS, any of the profit Distributions payable from GSWPS to the Purchaser.

10.	REPRESENTATIONS OF THE PURCHASER

10.1

The Purchaser represents and warrants to the Vendor as follows, with the intent that the Vendor will rely thereon in entering into this Agreement and in concluding the purchase and sale contemplated hereby, that:

(a)

the Purchaser is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Nevada and has the power, authority, and capacity to enter into this Agreement and to carry out its terms;

(b)

the execution and delivery of this Agreement and the completion of the transactions contemplated hereby has been duly and validly authorized by all necessary corporate action on the part of the Purchaser, and this Agreement constitutes a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms; except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction;

(c)

there is no requirement for the Purchaser to make any filing with, give any notice to or obtain any license, permit, certificate, registration, authorization, consent or approval of, any government or regulatory authority as a condition to the lawful consummation of the transactions contemplated by this Agreement;

(d)

neither the execution and delivery of this Agreement nor the performance of the Purchaser’s obligations hereunder will violate or constitute a default under the constating documents, by-laws, or articles of the Purchaser, any order, decree, judgment, statute, by-law, rule, regulation, or restriction applicable to the Purchaser, or any contract, agreement, instrument, covenant, mortgage or security to which the Purchaser is a party or which are binding upon the Purchaser;

(e)

Purchaser hereby notifies Vendor that a true and complete copy of each annual, quarterly and other reports, registration statements (without exhibits) filed by Purchaser with the Securities and Exchange Commission (the “SEC”) since January 10, 2006 (the “Purchaser SEC Documents”) is available for examination at the www.sec.gov website. As of their respective filing dates, the Purchaser SEC Documents complied in all material respects with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Purchaser SEC Documents, and none of the Purchaser SEC Documents contained on their filing dates any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed Purchaser SEC Document. The financial statements of Purchaser included in the Purchaser SEC Documents (the “Purchaser Financial Statements”) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted under Form 10-QSB under the Exchange Act) and fairly presented the consolidated financial position of Purchaser and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of Purchaser’s operations and cash flows for the periods indicated (subject to, in the case of unaudited statements, to normal and recurring year-end audit adjustments). There has been no change in Purchaser’s accounting policies, except as described in the notes to the Purchaser Financial Statements or as required by generally accepted accounting principles. Since the date of the most recent balance sheet included in a Purchaser SEC Document, there has been no material adverse effect on the business, operations, assets, condition (financial or otherwise) or prospects of the Purchaser;

(f)

The authorized stock of the Purchaser consists of 37,500,000 shares of Common Stock of which 14,652,740 were issued and outstanding as of January 31, 2010. The common shares to be issued to the Vendor under this Agreement will, when so issued, be duly authorized, validly issued, fully paid, non-assessable, free of any Encumbrances and not subject to any preemptive rights or rights of first refusal created by statute or the charter documents or Bylaws of Purchaser or any agreement to which Purchaser is a party or is bound and will be issued in compliance with federal and state securities laws; and

(g)

except as disclosed in the Purchaser SEC Documents, (i) there are no actions, suits, proceedings, investigations, complaints, orders, directives, or notices of defect or non-compliance by or before any court, governmental or domestic commission, department, board, tribunal, or authority, or administrative, licensing, or regulatory agency, body, or officer issued, pending, or to the best of the Purchaser’s knowledge threatened against or affecting the Purchaser; and (ii) the Purchaser is in compliance in all material respects with all applicable laws applicable to Purchaser and its business.

11.	REPRESENTATIONS AND WARRANTIES OF GSWPS

11.1

GSWPS represents and warrants to the Purchaser as follows, with the intent that the Purchaser will rely thereon in entering into this Agreement and in concluding the purchase and sale contemplated hereby, that:

(a)

GSWPS is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of California and has the power, authority, and capacity to enter into this Agreement and to carry out its terms;

(b)	the authorized stock of the GSWPS consists of 100,000 shares of Common Stock of which 100,000 were legally and validly and without any encumberance issued and outstanding as of January 30, 2010;

(c)

GSWPS has not issued, is not in the process of issuing, and will not in the future issue any equity options, warrants or promises of any kind to issue equity options or warrants whatsoever, without express written permission from the Board of Directors of the Purchaser;

(d)

GSWPS hereby warrants that it may not and will not issue any additional common or preferred shares, or make or enter into any promise to issue equity of any kind, without the express written approval of the Board of Directors of the Purchaser; and that this ANTI DILUTION Section shall remain valid for a period of not less than 20 years from the date of this Agreement irrespective of the survivability of this Agreement in any other respect;

(e)

will prepare in accordance with GAAP, quarterly financial statements for GSWPS in a timely manner not to exceed 37 calendar days of quarter end, and deliver those financial statements on electronic documents to the Purchaser via email not later than 37 calendar days after each quarter- end;

(f)

the execution and delivery of this Agreement and the completion of the transaction contemplated hereby are duly and validly authorized by GSWPS and this Agreement constitutes a valid and binding obligation of GSWPS enforceable against GSWPS in accordance with its terms; except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction;

(g)

except as will be remedied by the consents, approvals, releases, and discharges described in Schedule 3 - Consents attached hereto, neither the execution and delivery of this Agreement nor the performance of GSWPS’s obligations hereunder will:

(i)

violate or constitute default under any order, decree, judgment, statute, by-law, rule, regulation, or restriction applicable to GSWPS, the Purchased Asset, or any contract, agreement, instrument, covenant, mortgage, or security, to which GSWPS is a party or which are binding upon GSWPS,

(ii)	to the knowledge of GSWPS, result in any fees, duties, taxes, assessments, penalties or other amounts becoming due or payable by the Purchaser under any sales tax legislation. .

(iii)	give rise to the creation or imposition of any Encumbrance on the Purchased Asset,

(iv)	violate or constitute default under any license, permit, approval, consent or authorization held by GSWPS, or

(v)	violate or trigger any liability on behalf of the Purchaser pursuant to any legislation governing the sale of the Purchased Asset by GSWPS.

(h)	GSWPS owns and possesses and has good and marketable title to the Purchased Asset free and clear of all Encumbrances of every kind and nature whatsoever;

(i)	GSWPS does not have any indebtedness in excess of $10,000.00 which might by operation of law or otherwise now or hereafter constitute an Encumbrance upon the Purchased Asset;

(j)

no person other than the Purchaser has any written or oral agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase or acquisition from GSWPS of the Purchased Asset;

(k)

except as otherwise provided herein, this Agreement discloses all contracts, engagements, and commitments, whether oral or written, relating to the Purchased Asset including in particular contracts, engagements, and commitments:

(i)	out of the ordinary course of business,

(ii)	which entail the payment of in excess of $10,000.00 during any one year period,

(iii)	respecting ownership of or title to any interest or claim in or to any real or personal property making up the Purchased Asset,

(iv)

respecting any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other person except for cheques endorsed for collection in the ordinary course of the business;

(v)

any confidentiality, secrecy or non-disclosure contract, (whether GSWPS is a beneficiary or obligant thereunder) relating to any proprietary or confidential information or any non- competition or similar contract;

(vi)

there has not been any default in any obligation or liability in respect of said contracts, engagements, or commitments by GSWPS and GSWPS has performed all of the material obligations required to be performed by it and is entitled to all benefits under any contracts;

(vii)	there has not been any amendment, modification, variation, surrender, or release of said contracts, engagements, and commitments; and

(viii)

each of said contracts, engagements, and commitments is in good standing and in full force and effect and GSWPS has performed all of the material obligations required to be performed by it and is entitled to all benefits thereunder, and is not in default or alleged to be in default in respect of any material contract or any other contracts, engagements or commitments provided for in this Agreement, to which GSWPS is a party or by which it is bound;

(ix)	Vendor will not interfere with, delay or prevent in his capacity as executive of or major owner of GSWPS, any of the profit Distributions payable from GSWPS to the Purchaser.

(l)

all material Licenses required for the uses to which the Purchased Asset have been put have been obtained and are in good standing and such conduct and uses are in compliance in all material respects with such licenses and permits and with all laws, zoning and other bylaws, building and other restrictions, rules, regulations, and ordinances applicable to the Purchased Asset and neither the execution and delivery of this Agreement nor the completion of the purchase and sale hereby contemplated will give any person the right to terminate or cancel the said licenses or permits or affect such compliance;

(m)

there are no actions, suits, proceedings, investigations, complaints, orders, directives, or notices of defect or noncompliance by or before any court, governmental or domestic commission, department, board, tribunal, or authority, or administrative, licensing, or regulatory agency, body, or officer issued, pending, or to the best of GSWPS’s knowledge threatened against or affecting GSWPS or in respect of the Purchased Asset;

(n)

there is no requirement applicable to GSWPS to make any filing with, give any notice to or to obtain any license, permit, certificate, registration, authorization, consent or approval of, any governmental or regulatory authority as a condition to the lawful consummation of the transactions contemplated by this Agreement, except for the filings, notifications, licenses, permits, certificates, registrations, consents and approvals described in Schedule 3 - Consents, or that relate solely to the identity of the Purchaser or the nature of any business carried on by the Purchaser except for the notifications, consents and approvals described in Schedule 3 - Consents;

(o)

Vendor has filed or caused to be filed all material tax returns of Vendor which have become due (taking into account valid extensions of time to file) prior to the date hereof, such returns are accurate and complete in all material respects and Vendor has paid or caused to be paid all taxes due, in each case to the extent Purchaser would incur liability for Vendor’s failure to file such returns or pay such taxes. There are no outstanding tax liens that have been filed by any tax authority against the Purchased Asset. No claims are being asserted in writing with respect to any taxes relating to GSWPS’s business for which Purchaser reasonably could be held liable and Vendor knows of no basis for the assertion of any such claim;

(p)

GSWPS has never received any notice of or been prosecuted for non-compliance with any Environmental Laws, nor has GSWPS settled any allegation of non-compliance short of prosecution. There are no orders or directions relating to environmental matters requiring any work, repairs or construction or capital expenditures to be made with respect to the Purchased Asset, nor has GSWPS received notice of any of the same;

(q)

Intellectual Property is all registered or pending Intellectual Property (including particulars of registration or application for registration, continuances, or PCT’s) and all licenses, registered user agreements and other contracts that comprise or relate to Intellectual Property. The Intellectual Property comprises all trade or brand names, business names, trade marks, service marks, copyrights, patents, trade secrets, know-how, inventions, designs and other industrial or intellectual property necessary for use with the Assets. The GSWPS is a beneficial owner of the Intellectual Property, free and clear of all Encumbrances, and is not a party to or bound by any contract or any other obligation whatsoever that limits or impairs its ability to sell, transfer, assign or convey, or that otherwise affects, the Intellectual Property. No person has been granted any exclusive interest in or exclusive right to use all or any portion of the Intellectual Property. The use of the Assets does not infringe upon the industrial or intellectual property rights, domestic or foreign, of any other person. The GSWPS is not aware of a claim of any infringement or breach of any industrial or intellectual property rights of any other person, nor has the GSWPS received any notice that the use of the Assets, including the use of the Intellectual Property, infringes upon or breaches any industrial or intellectual property rights of any other person, and the GSWPS, after due inquiry, has no knowledge of any infringement or violation of any of its rights in the Intellectual Property. The GSWPS is not aware of any state of facts that casts doubt on the validity or enforceability of any of the Intellectual Property. The GSWPS has provided to the Purchaser a true and complete copy of all contracts and amendments thereto that comprise or relate to the Intellectual Property; and

(r)

there are no liabilities of GSWPS or its associates or Affiliates, whether or not accrued and whether or not determined or determinable, in respect of which the Purchaser may become liable on or after the Closing Date; and

12.	COVENANTS OF THE VENDOR

Between the date of this Agreement and the Closing Date, the Vendor covenants and agrees that the Vendor:

(a)	will work to ensure that GSWPS has a year-end for accounting purposes of August 31;

(b)

will maintain insurance coverage of the scope and in the amounts now held in full force and effect and will give all notices and present all claims under all policies of insurance in a due and timely fashion;

(c)

will use its best efforts to procure and obtain at or prior to the Closing Date all such consents, approvals, releases, and discharges as may be required to effect the transactions contemplated hereby from all federal, state, municipal or other governmental or regulatory bodies and from all other third parties as necessary;

(d)

at the request of the Purchaser, the Vendor will execute such consents, authorizations and directions as may be necessary to enable the Purchaser or its authorized representatives to obtain full access to all files and records relating to the Purchased Asset maintained by governmental or other public authorities;

(e)

the Vendor will use its best efforts to take or cause to be taken all necessary corporate action, steps and proceedings to approve and authorize validly and effectively the transfer of the Purchased Asset to the Purchaser and the execution and delivery of this Agreement and any other Agreements or documents contemplated hereby and to cause all necessary meetings of members or managers of the Vendor to be held for such purpose; and

(f)

will not, without the prior written consent of the Purchaser, enter into any transaction or refrain from doing any action that, if effected before the date of this Agreement, would constitute a breach of any representation, warranty, covenant or other obligation of the Vendor contained herein, and the Vendor will not enter into any material supply agreements relating to the Purchased Asset or make any material decisions or enter into any material contracts with respect to the Purchased Asset without the consent of the Purchaser, which consent will not be unreasonably withheld.

13.	COVENANTS OF GSWPS

Between the date of this Agreement and the Closing Date, the Vendor covenants and agrees that the Vendor:

(a)	will ensure that GSWPS has a year-end for accounting purposes of August 31;

(b)

will maintain insurance coverage of the scope and in the amounts now held in full force and effect and will give all notices and present all claims under all policies of insurance in a due and timely fashion;

(c)

will use its best efforts to procure and obtain at or prior to the Closing Date all such consents, approvals, releases, and discharges as may be required to effect the transactions contemplated hereby from all federal, state, municipal or other governmental or regulatory bodies and from all other third parties as necessary;

(d)

at the request of the Purchaser, the Vendor will execute such consents, authorizations and directions as may be necessary to enable the Purchaser or its authorized representatives to obtain full access to all files and records relating to the Purchased Asset maintained by governmental or other public authorities;

(e)

the Vendor will use its best efforts to take or cause to be taken all necessary corporate action, steps and proceedings to approve and authorize validly and effectively the transfer of the Purchased Asset to the Purchaser and the execution and delivery of this Agreement and any other Agreements or documents contemplated hereby and to cause all necessary meetings of members or managers of the Vendor to be held for such purpose; and

(f)

will not, without the prior written consent of the Purchaser, enter into any transaction or refrain from doing any action that, if effected before the date of this Agreement, would constitute a breach of any representation, warranty, covenant or other obligation of the Vendor contained herein, and the Vendor will not enter into any material supply agreements relating to the Purchased Asset or make any material decisions or enter into any material contracts with respect to the Purchased Asset without the consent of the Purchaser, which consent will not be unreasonably withheld.

14.	COVENANTS OF THE PURCHASER

Between the date of this Agreement and the Closing Date, the Purchaser will make all reasonable efforts to obtain and procure in co-operation with the Vendor all consents, approvals, releases, and discharges required to effect the transactions contemplated hereby.

15.	INDEMNIFICATION, REMEDIES, SURVIVAL

15.1	Certain Definitions

For the purposes of this Section 15 the terms “Loss” and “Losses” mean any and all demands, claims, actions or causes of action, assessments, losses, damages, Liabilities, costs, and expenses, including without limitation, interest, penalties, fines and reasonable attorneys, accountants and other professional fees and expenses, but excluding any indirect, consequential or punitive damages including damages for lost profits or lost business opportunities.

15.2	Agreement of Vendor to Indemnify

Vendor will indemnify, defend, and hold harmless, to the full extent of the law, for a period of five years from the Closing Date, the Purchaser and its shareholders from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by the Purchaser and its shareholders by reason of, resulting from, based upon or arising out of:

(a)

the breach by Vendor of any representation or warranty of Vendor contained in or made pursuant to this Agreement, any Vendor document or any certificate or other instrument delivered pursuant to this Agreement; or

(b)

the breach or partial breach by Vendor of any covenant or agreement of Vendor made in or pursuant to this Agreement, any Vendor document or any certificate or other instrument delivered pursuant to this Agreement.

15.3	Agreement of Purchaser to Indemnify

Purchaser will indemnify, defend, and hold harmless, to the full extent of the law, for a period of five years from the Closing Date, Vendor from, against, for, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Vendor by reason of, resulting from, based upon or arising out of:

(a)

the breach by Purchaser of any representation or warranty of Purchaser contained in or made pursuant to this Agreement, any Purchaser document or any certificate or other instrument delivered pursuant to this Agreement; or

(b)

the breach or partial breach by Purchaser of any covenant or agreement of Purchaser made in or pursuant to this Agreement, any Purchaser document or any certificate or other instrument delivered pursuant to this Agreement.

16.	NON MERGER

16.1

The representations, warranties, covenants, and agreements of the Vendor contained herein and those contained in the documents and instruments delivered pursuant hereto or in connection herewith will survive the Closing Date for a period of eighteen months, and notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases the Vendor of such representation, warranty, covenant, or agreement), or any investigation by the Purchaser, same will remain in full force and effect.

16.2

The representations, warranties, covenants, and agreements of the Purchaser contained herein and those contained in the documents and instruments delivered pursuant hereto or in connection herewith will survive the Closing Date for a period of eighteen months, and notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases the Purchaser of such representation, warranty, covenant, or agreement), or any investigation by the Vendor, same will remain in full force and effect.

17.	CONDITIONS PRECEDENT

17.1	The obligation of the Purchaser to consummate the transactions herein contemplated is subject to the fulfillment of each of the following conditions precedent at the times stipulated:

(a)

that the representations and warranties of the Vendor contained herein are true and correct on and as at the Closing Date with the same force and effect as if such representations and warranties were made as at the Closing Date, except as may be in writing disclosed to and approved by the Purchaser;

(b)

that all the terms, covenants, conditions, agreements, and obligations hereunder on the part of the Vendor to be performed or complied with at or prior to the Closing Date, including in particular the Vendor’s obligation to deliver the documents and instruments herein provided for in Section 14, have been performed and complied with as at the Closing Date;

(c)

that between the date hereof and the Closing Date no force majeure, change, event, or circumstance has occurred which materially adversely affects the Purchased Asset or which, significantly reduces the value of the Purchased Asset to the Purchaser;

(d)	that between the date hereof and the Closing Date there has not been any substantial loss, damage, or destruction, whether or not covered by insurance, to the Purchased Asset;

(e)	no legal or regulatory action or proceeding will be pending or threatened by any person to enjoin, restrict or prohibit the purchase and sale of the Purchased Asset contemplated hereby;

(f)

that at the Closing Date, there will have been obtained from all appropriate federal, state, municipal or other governmental or administrative bodies such licenses, permits, consents, approvals, certificates, registrations and authorizations as are required to be obtained by the Vendor to permit the change of ownership of the Purchased Asset contemplated hereby, and all notices, consents and approvals with respect to the transfer or assignment of any contracts;

(g)

that at the Closing Date, the Vendor will have given or obtained the notices, consents and approvals described in Schedule 3 - Consents, in each case in form and substance satisfactory to the Purchaser, acting reasonably;

17.2

The foregoing conditions of this Section 17.1 are for the exclusive benefit of the Purchaser and may be waived in whole or in part by the Purchaser at any time. If any of the conditions contained in Section 17.1 will not be performed or fulfilled at or prior to the Closing Date to the satisfaction of the Purchaser, acting reasonably, the Purchaser, may, by notice to the Vendor, terminate this Agreement and the obligations of the Vendor and the Purchaser under this agreement, provided that the Purchaser may also bring an action pursuant to Section 15.2 against the Vendor for damages suffered by the Purchaser where the non- performance or non-fulfillment of the relevant condition is as a result of a breach of covenant, representation or warranty by the Vendor.

17.3	The obligation of the Vendor to consummate the transactions herein contemplated is subject to the fulfillment of each of the following conditions precedent at the times stipulated:

(a)

that the representations and warranties of the Purchaser contained herein are true and correct on and as of the Closing Date with the same force and effect as if such representations and warranties were made as at the Closing Date, except as may be in writing disclosed to and approved by the Vendor; and

(b)

that all terms, covenants, conditions, agreements, and obligations hereunder on the part of the Purchaser to be performed or complied with at or prior to the Closing, including in particular the Purchaser’s obligation to deliver the documents and instruments herein provided for in Section 15, have been performed and complied with as at the Closing.

17.4

The foregoing conditions of this Section 17.3 are for the exclusive benefit of the Vendor and may be waived in whole or in part by the Vendor at any time. If any of the conditions contained in this Section 17.3 will not be performed or fulfilled at or prior to the Closing Date to the satisfaction of the Vendor acting reasonably, the Vendor may, by notice to the Purchaser, terminate this Agreement and the obligations of the Vendor and the Purchaser under this Agreement, provided that the Vendor may also bring an action pursuant to Section 15.3 against the Purchaser for damages suffered by it where the non- performance or non-fulfillment of the relevant condition is as a result of a breach of covenant, representation or a warranty by the Purchaser.

18.	TRANSACTIONS OF THE VENDOR AT THE CLOSING

18.1

At the Closing Date, the Vendor will execute and deliver or cause to be executed and delivered all deeds, conveyances, bills of sale, transfers, assignments, agreements, certificates, documents, and instruments as may be necessary to effectively vest good and marketable title to the Purchased Asset in the Purchaser free and clear of any Encumbrances and without limiting the foregoing, will execute and deliver or cause to be executed and delivered:

(a)	all consents, approvals, releases, and discharges as may be required to effect the transactions contemplated hereby, including in particular those described in Schedule 3 - Consents;

(b)	a certificate of the Vendor dated the Closing, acceptable in form and content to the solicitors for the Purchaser, certifying that the conditions set out in Section 16.1 have been satisfied;

(c)	executed releases by any third parties which have any Encumbrances against the Purchased Asset;

(d)	a certified copy of a resolution of the Directors of the Vendor duly passed authorizing the execution and delivery of this Agreement and the completion of the transactions contemplated hereby;

(e)	a subscription agreement for the Purchase Shares; and

(f)	all such other documents and instruments as the Purchaser’s lawyers may reasonably require.

19.	TRANSACTIONS OF THE PURCHASER AT THE CLOSING

19.1	At the Closing the Purchaser will deliver or cause to be delivered to the Vendor:

(a)	Irrevocable instructions to the transfer agent of the Purchaser as to the issuance of the Purchased Shares, in form and substance satisfactory to the Vendor;

(b)	a certified copy of a resolution of the Directors of the Purchaser duly passed authorizing the execution and delivery of this Agreement and the completion of the transactions contemplated hereby;

(c)

a certificate of an officer of the Purchaser dated as of the Closing Date, acceptable in form and content to the solicitors for the Vendor, certifying that the conditions precedent set out in Section 13.3 have been satisfied; and

(d)	all such other documents and instruments as the Vendor or its solicitors may reasonably require.

20.	TAXES

20.1

All sales, use and other transfer taxes payable in respect of the transactions arising out of the purchase of the Assets as contemplated hereby will be paid by the Vendor, as far as these taxes are being levied by the country of residence of the Vendor, i.e. France.

21.	FURTHER ASSURANCES

21.1

From time to time subsequent to the Closing Date, the parties covenant and agree, at the expense of the requesting party, to promptly execute and deliver all such further documents and instruments and do all such further acts and things as may be required to carry out the full intent and meaning of this Agreement and to effect the transactions contemplated hereby.

22.	ASSIGNMENT

22.1	This Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto.

23.	SUCCESSORS AND ASSIGNS

23.1	This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

24.	COUNTERPARTS

24.1	This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

25.	NOTICES

25.1

Any notice required or permitted to be given under this Agreement will be in writing and may be given by personal service or by prepaid registered mail, and addressed to the proper party or transmitted by electronic facsimile generating proof of receipt of transmission at the address or facsimile number stated below:

(a)	if to the Vendor:

MARK SNYDER
12900 Brookprinter PL, #200,
Poway CA 92064
Fax No.: 858-798-0252
Email: marksnyderelectric@sbcglobal.net

(b)	if to GSWPS:

(c)	Global Solar Water Power Systems #105, 2500 Sweetwater Springs Blvd Spring Valley California, USA Fax No:619-660-7503 Email: mseprojects@sbcglobal.net

(d)	if to the Purchaser:

Enertopia Corp.
Suite 950 – 1130 West Pender St
Vancouver BC Canada
Fax 604-685-1602
Email: kameo300@gmail.com or
bossbunka@gmail.com

with a copy to:

Clark Wilson
Attn: Conrad Nest
Suite 800 – 885 W Georgia Street
Vancouver BC Canada
Fax 604-687-6314
Email: CYN@cwilson.com

or to such other address or facsimile number as any party may specify by notice. Any notice sent by registered mail as aforesaid will be deemed conclusively to have been effectively given on the fifth business day after posting; but if at the time of posting or between the time of posting and the third business day thereafter there is a strike, lockout or other labour disturbance affecting postal service, then such notice will not be effectively given until actually received. Any notice transmitted by electronic facsimile will be deem conclusively to have been effectively given if evidence of receipt is obtained before 5:00 p.m. (recipient’s time) on a Business Day, and otherwise on the Business Day next following the date evidence of receipt of transmission is obtained by the sender.

26.	REFERENCES TO AGREEMENT

26.1

The terms “this Agreement”, “hereof’, “herein”, “hereby”, “hereto”, and similar terms refer to this Agreement and not to any particular Section, paragraph or other part of this Agreement. References to particular Sections are to Sections of this Agreement unless another document is specified.

IN WITNESS WHEREOF the parties have executed and delivered these presents on the dates indicated below.

MARK SNYDER

Per:
Mark Snyder

Dated:	Februrary 10, 2010

GLOBAL SOLAR WATER POWER SYSTEM

Per:
Mark Snyder - President

Dated:	February 10, 2010

ENERTOPIA CORP.

Per:
Robert McAllister - President

Dated:	February 24, 2010

LIST OF SCHEDULES

Schedule	Description

1	Description of Purchased Asset
2	Consents
3	Subscription Agreement

SCHEDULE 1

DESCRIPTION OF PURCHASED ASSET

The Purchased Asset is a Credit Note with a value of US $ 1,000,000.00 for the manufacture and supply of articulated downhole screen filters.

SCHEDULE 2

CONSENTS

Mark Snyder ??

GSWPS:
               Consent of Board of Directors;
               Certificate of Incorporation;
               Articles and Bylaws;
               Evidence of Contracts or pending contracts;
               Valuation report
               Other?

Enertopia:
               Consent of Board of Directors;
               Other???

SCHEDULE 3

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT, dated February 28, 2010, is entered into by and between,

MARK SNYDER, a person residing in the State of California with an office at 12900 Brookprinter PL, #200, Poway CA 92064

(herein called “Seller”)

AND:

ENERTOPIA CORP., (soon to be renamed Enertopia Corporation) a corporation existing under the laws of the State of Nevada with its executive office at 950 – 1130 West Pender Street, Vancouver BC Canada

(Herein called “purchaser”)

W I T N E S S E T H:

WHEREAS, Purchaser and Seller have entered an Asset and Share Purchase Agreement on February 8, 2010, of which this Stock Purchase Agreement is attached as Schedule 3; and

WHEREAS, Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, in any number of individual transactions as may be required and four times each year, up to a cumulative total of twenty thousand (20,000) shares (the “Shares”) of the common capital stock of Global Solar Water Power Systems pursuant to the comprehensive terms and conditions more particularly set forth in the Asset and Share Purchase Agreement; and

WHEREAS, Purchaser and Seller desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the execution and delivery of this Agreement and certain additional agreements related to the transactions contemplated hereby;

NOW, THEREFORE, in consideration of the above premises and of the mutual representations, warranties and covenants herein contained, the parties hereby agree as follows:

ARTICLE 1
PURCHASE AND SALE

1.1 Consideration. Seller agrees to deliver or cause to be delivered to Purchaser the Shares, free and clear of any and all liens, pledges, security interests, encumbrances, buy-sell agreements, preemptive rights or any adverse claims of every kind and character, and Purchaser agrees to deliver or cause to be delivered to Seller the Purchase Price (as hereinafter defined).

1.2 Purchase Price. Purchaser has between December 01, 2009 and February 28, 2010, delivered funds and/or shares to Seller in the amount US$__$140,500__________.

ARTICLE 2
REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGEMENTS BY SELLER

Seller has the full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, all proceedings required to be taken by it to authorize the execution, delivery and performance of this Agreement and the agreements relating hereto have been properly taken and this Agreement constitutes the valid and binding obligation of Seller enforceable in accordance with its terms. There are no outstanding agreements or arrangements of any character or nature whatever under which Seller is or may become obligated to issue, assign or transfer the Shares. There are no voting trust or other agreements or understandings of any kind relating to the Shares.

Furthermore, Seller acknowledges that there exists the possibility that Enertopia Corp, may enter into or effect a business transaction that will cause the value of the Shares to materially increase, and that Seller waives any and all rights it may have to seek recession of this transaction should such event occur.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Seller that Purchaser is acquiring the Shares hereunder for his own account, for investment and with no present intention of reselling or otherwise distributing same. Purchaser acknowledges that this representation has been relied upon by Seller in conveying the Shares pursuant to the terms and conditions of this Agreement.

ARTICLE 4
OBLIGATIONS

Seller shall deliver to Purchaser the certificate representing the Shares duly endorsed to affect the transfer of the Shares to Purchaser not more than 30 days following the execution of this agreement, which is March 30, 2010. Purchaser has delivered the purchase price in full as of February 28, 2010.

ARTICLE 5
MISCELLANEOUS

5.1 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other party.

5.2 Complete Agreement. This Agreement contains the entire understanding of the parties with respect to the transactions contemplated hereby and supersedes all prior arrangements or understandings with respect thereto. There are no representations, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein or therein.

5.3 Governing Law. This Agreement shall be governed by the laws of the State of Nevada (regardless of the laws that might be applicable under principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect and performance.

5.4 Counterparts. This Agreement may be executed in two or more counterparts and by facsimile, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

PURCHASER:

Enertopia Corp

Signature

SELLER:

Mark Snyder

Signature